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                                                                      EXHIBIT 99


               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of the Amended and Restated Pediatrix Medical Group Thrift and Profit Sharing Plan (the "Plan") on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), I, Karl B. Wagner, the Chief Financial Officer of Pediatrix Medical Group, Inc., the Sponsor of the Plan, hereby certify that to my knowledge (i) the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and (ii) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and changes in net assets available for benefits of the Plan.

      A signed original of this written statement required by Section 906 has been provided to the Sponsor of the Plan and will be retained by the Sponsor of the Plan and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Annual Report pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Plan for the purposes of
Section 18 of the Exchange Act.



By: /s/ Karl B. Wagner
    --------------------------------------------
    Karl B. Wagner
    Chief Financial Officer, Sponsor
    June 30, 2003